Exhibit 99.3

                Written Statement of the Chief Executive Officer
                         Pursuant to 18 U.S.C. ss. 1350

Solely for the purposes of complying with 18 U.S.C. ss. 1350, I, the undersigned Chief Executive Officer of SBM Certificate Company (the "Company"), hereby certify, based on my knowledge, that the Annual Report on Form 10-K of the Company for the year ended December 31, 2002 (the "Annual Report") fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934 and that information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Eric M. Westbury
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    Eric M. Westbury
    President

Date: April 18, 2003